SEVENTH AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on September 16, 2014 by and between Acucela Inc., a Washington corporation (the “Company”), and Ryo Kubota, M.D., Ph.D. (“Employee”).
RECITALS
WHEREAS, the Company and Employee entered into the Employment Agreement dated April 18, 2005 (the “Original Agreement”), as amended by the First, Second, Third, Fourth, Fifth and Sixth Amendments thereto (collectively, the “Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.
WHEREAS, the parties desire to amend the Agreement, as set forth below.
AGREEMENT
NOW THEREFORE, IT IS HEREBY AGREED:
1. FIRST AMENDMENT TO AGREEMENT. The Original Agreement is amended as follows:
Effective from September 8, 2014, you shall no longer hold the title of President of the Company, and your title shall be Chairman and Chief Executive Officer of the Company.
2. SECOND AMENDMENT TO AGREEMENT. Section 3(a) of the Original Agreement shall be deleted in its entirety and replaced with the following:
“Base Salary. During your employment as Chairman and CEO, you will be paid an annual base salary of $515,500 (the “Base Salary”) starting on January 1, 2015, covering all time and service hours that you render, payable in the time and manner that the Company customarily pays its employees, and subject to applicable federal and state payroll withholdings.”
3. NO OTHER CHANGES. Except as expressly amended by this Amendment, the Agreement shall remain unmodified and in full force and effect.
4. ENTIRE AGREEMENT. The Original Agreement, as modified by the First, Second, Third, Fourth, Fifth, Sixth and this Amendment, contains all the legally binding understandings and agreements between the Company and Employee pertaining to the subject matter hereof and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.

5. GOVERNING LAW. This Amendment shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of Washington and subject to the arbitration provision set forth in Section 12 of the Original Agreement.

6. AMENDMENT. No provision of this Amendment may be amended or waived unless such amendment or waiver is agreed to in writing by the Company and Employee. No waiver of the breach of any condition or provision of this Amendment will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof.
7. SEVERABILITY. In the event any portion of this Amendment is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ACUCELA INC. COMPANY	EMPLOYEE

By: /s/Hien DeYoung	By: /s/Ryo Kubota
Name: Hien DeYoung	Name: Ryo Kubota, M.D., Ph.D.
Title: VP HR
Date: September 16, 2014	Date: September 16, 2014

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